Exhibit 10.2

GLOBAL GP LLC

AMENDMENT NO. 5 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 5 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of December 31, 2011 by and between Global GP LLC, a Delaware limited liability company (the “Company”), and Edward J. Faneuil (the “Executive”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Employment Agreement made as of February 1, 2007, as amended by Amendment No. 1 to Employment Agreement dated as of December 31, 2008, by Amendment No. 2 to Employment Agreement dated as of February 4, 2009, by Amendment No. 3 to Employment Agreement dated as of March 11, 2009 and by Amendment No. 4 to Employment Agreement dated as of November 2, 2010, by and between the Company and the Executive (the “Employment Agreement”).

WHEREAS,  the Company and the Executive desire to make certain modifications to the Employment Agreement as set forth below, and in accordance with Section 18 of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

1.                               Amendment to Employment Agreement.

Section 1 of the Employment Agreement is hereby amended to add an additional renewal period by deleting such section in its entirety and replacing it with the following new Section 1:

1.             Employment and Term of Employment.  Effective as of July 1, 2006 (the “Effective Date”) and continuing for the period of time set forth herein, the Executive’s employment by the Company shall be subject to the terms and conditions of this Agreement.  Unless sooner terminated pursuant to other provisions herein, the Company agrees to employ the Executive (i) for the period beginning on the Effective Date and ending on December 31, 2008 (the “Initial Term”), (ii) for the period beginning on January 1, 2009 and ending on December 31, 2011, and (iii) for the period beginning on January 1, 2012 and ending on December 31, 2014.  In the event that the Company and the Executive renew this Agreement for one or more additional periods, each of the Initial Term and any renewal periods shall be referred to as the “Term.”

2.            Captions.  The captions of this Amendment are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Amendment, or the intent of any provision hereof.

3.          Choice of Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, other than conflicts of law provisions thereof.

4.          Severability.  The provisions of this Amendment are severable, and the invalidity of any provision shall not affect the validity of any other provision.

5.          Counterparts; Facsimile.  This Amendment may be executed and delivered by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.          Entire Agreement.  This Amendment constitutes the full and entire understanding and agreement between the parties with respect to this Amendment. Except as otherwise specifically amended herein, the Employment Agreement shall remain unchanged, in effect and in full force.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

GLOBAL GP LLC

By:	/s/ Eric Slifka
Name: Eric Slifka
Title: President and CEO

EDWARD J. FANEUIL

/s/ Edward J. Faneuil